UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On August 7, 2014, Willdan Energy Solutions (the “Company”), a wholly-owned subsidiary of Willdan Group, Inc. (“Willdan”), announced that it had been awarded a $22.3 million contract modification from Con Edison that expands an existing Small Business Direct Install (“SBDI”) contract to a total value of $61.3 million and extends the contract through June 30, 2016.  Under the modification, Willdan Energy Solutions is expanding its current SBDI services to include Con Edison small business customers in Manhattan, Staten Island and Westchester County, N.Y. While the amendment expanding the scope of the Company’s services has not yet been formally executed, the Company has begun to perform work under the amended agreement.

Work under the current Con Edison SBDI program began in the third quarter of 2012, with Willdan Energy Solutions providing services initially in the Bronx, Brooklyn, and Queens.  Willdan Energy Solutions is now responsible for the entire Con Edison SBDI service territory, providing outreach to small businesses, completing on-site energy efficiency surveys, implementing energy-saving projects, and partnering with the community and local businesses.  Willdan Energy Solutions performed the previous SBDI contract with Con Edison from 2009-2012.

Consolidated Edison may terminate the Agreement at any time for any reason, including its own convenience, upon 30 days’ prior written notice to the Company.  Consolidated Edison may immediately terminate the Agreement for certain events of default by the Company, including a change of control, an event of bankruptcy, failure to obtain certain consents from Consolidated Edison, violations of representations and warranties or covenants in the Agreement, violations of certain laws, failure to maintain insurance or licenses, and failure to achieve certain performance metrics.

The Company will receive compensation from Consolidated Edison, solely for work actually performed, in the form of (i) an administrative fee, calculated primarily based on hourly labor rates and, to a lesser extent, satisfaction of certain performance metrics, (ii) fees for survey work, and (iii) installation charges.

The Company will indemnify Consolidated Edison from and against any and all actions arising from the Company’s performance under the Agreement to the fullest extent permitted by law.

This Current Report on Form 8-K contains forward-looking statements, which involve risk and uncertainties. The words “believe,” “expect,” “estimate,” “may,” “will,” “could,” “plan,” or “continue” and similar expressions are intended to identify forward-looking statements. Willdan’s actual results could differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in Willdan’s Annual Report on Form 10-K for the year ended December 27, 2013. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Willdan undertakes no obligation to (and expressly disclaims any obligation to) revise or update any forward-looking statement, whether as a result of new information, subsequent events, or otherwise (except as may be required by law), in order to reflect any event or circumstance which may arise after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: August 13, 2014	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer